CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 161 to File No. 033-50718; Amendment No. 163 to File No. 811-07102) of our reports dated September 30, 2013, on the financial statements and financial highlights of the Champlain Mid Cap Fund, Champlain Small Company Fund, Frost Growth Equity Fund, Frost Value Equity Fund, Frost Kempner Multi-Cap Deep Value Equity Fund, Frost Mid Cap Equity Fund, Frost Small Cap Equity Fund, Frost International Equity Fund, Frost Natural Resources Fund, Frost Cinque Large Cap Buy-Write Equity Fund, Frost Diversified Strategies Fund, Frost Strategic Balanced Fund, Frost Total Return Bond Fund, Frost Credit Fund, Frost Low Duration Bond Fund, Frost Municipal Bond Fund, Frost Kempner Treasury and Income Fund, GRT Absolute Return Fund, GRT Value Fund, Reaves Utilities and Energy Infrastructure Fund (twenty of the series of The Advisors' Inner Circle Fund
II), included in each fund's July 31, 2013 Annual Report to shareholders.


                                                     /s/ ERNST & YOUNG, LLP


Philadelphia, Pennsylvania
November 25, 2013